Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement of Segue Software, Inc. on Form S-8 of our report dated February 2, 2004 on our audits of the consolidated financial statements of Segue Software, Inc. as of December 31, 2003 and 2002, and for the years then ended, which report is included in the Segue Software, Inc. Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ Grant Thornton LLP

Grant Thornton LLP

Boston, Massachusetts
August 13, 2004